UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 1.01	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2009, Beverly National Corporation (“Beverly”) and Danvers Bancorp, Inc. (“Danvers”) entered into an Agreement and Plan of Merger, dated as of June 16, 2009 (the “Merger Agreement”), which provides for the proposed merger of Beverly with and into Danvers (the “Merger”).

Under the terms of the Merger Agreement, Beverly shareholders will receive 1.66 shares of Danvers common stock for each share of Beverly common stock they own. No fractional shares will be issued. Stock options issued by Beverly outstanding on the date of the Merger will be assumed by Danvers.

Based on the closing price of Danvers common stock on June 16, 2009, the transaction is valued at approximately $23.04 per share or $61.95 million in the aggregate.

Consummation of the Merger is subject to a number of customary conditions, including all necessary regulatory and shareholder approvals.

The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

In connection with the Merger, Danvers and Beverly will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, a proxy statement/prospectus and other relevant documents. Shareholders of Beverly and Danvers are urged to read the registration statement, the proxy statement/prospectus, and all other documents which will be filed with the SEC when they become available because they will contain important information. Shareholders of Beverly and Danvers may obtain a free copy of the registration statement, proxy statement/prospectus (when available) and other related documents filed by Danvers and Beverly with the SEC at the SEC’s website at www.sec.gov. The registration statement, proxy statement/prospectus (when available) and any other document filed with the SEC may also be obtained at no charge by accessing Danvers’ website at www.danversbank.com under the heading “Investor Relations” and then under the heading “SEC Filings,” or by accessing Beverly’s website at www.beverlynational.com under the heading “Investor Relations” and then under the heading “SEC Filing Information.”

Danvers, Beverly and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Beverly shareholders and, if necessary, Danvers shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of such shareholders in connection with the Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. Shareholders of Beverly and Danvers can find information about the executive officers and directors of Danvers’ in its definitive proxy statement filed with the SEC on March 31, 2009. They can find information about Beverly’s executive officers and directors in its definitive proxy statement filed with the SEC on April 23, 2009. They can obtain free copies of these documents from Danvers or Beverly using the contact information above.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger by and between Danvers Bancorp, Inc. and Beverly National Corporation, dated as of June 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: June 19, 2009	BEVERLY NATIONAL CORPORATION

	By:	/s/ Donat A. Fournier
Donat A. Fournier
President and Chief Executive Officer

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